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                                                                    EXHIBIT (uu)


                               SECOND AMENDMENT TO
                           INFORMATION RESOURCES INC.
               AMENDED AND RESTATED 401(k) RETIREMENT SAVINGS PLAN

     This Second Amendment to the Information Resources, Inc. Amended and

Restated 401(k) Retirement Savings Plan (the "Plan"), is made this 13th day of

November, 2002, by Information Resources, Inc., an Illinois corporation

(hereinafter referred to as the "Company").


                              W I T N E S S E T H:

     WHEREAS, pursuant to Section 11.1, Amendment of Plan, the Company has reserved the right to amend the Plan;

     WHEREAS, the Company desires to amend the Plan to reflect certain provisions of the Economic Growth and Tax Relief Reconciliation Act of 2001]

("EGTRRA");

     WHEREAS, this Second Amendment is intended as good faith compliance with the requirements of EGTRRA, and is to be construed in accordance with EGTRRA and guidance issued thereunder, including IRS Notices 2001-42, 2001-56, and 2001-57;

     WHEREAS, this Second Amendment to the Plan shall supersede the provisions of the Plan to the extent any of those provisions may be inconsistent with the provisions of this amendment;

     WHEREAS, the Board of Directors of the Company has approved and authorized this Second Amendment to the Plan;

     NOW, THEREFORE, effective January 1, 2002, except as otherwise specified herein, the Plan is hereby amended in the following manner:

     1.   Section 1.9 - Compensation is hereby amended by the addition of the following new paragraph to the end thereof:

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          "The annual Compensation of each Participant taken into account in determining allocations for any Plan Year beginning after December 31, 2001, shall not exceed $200,000, as adjusted for cost-of-living increases in accordance with Section 401(a)(17)(B) of the Code. The cost-of-living adjustment in effect for a calendar year applies to annual Compensation for the Plan Year that begins with or within such calendar year."

     2.   Section 1.24 - Key Employee is hereby amended by the addition thereto of the following text to the end thereof:

          "Effective for Plan Years beginning January 1, 2002, and thereafter, "Key Employee" shall mean any Employee or former Employee (including any deceased Employee) who, at any time during the Plan Year that includes the Determination Date, was:

          (1) An officer of the Company, if such Employee's annual Compensation was greater than $130,000 (as adjusted under Code Section 416(i)(1) for Plan Years beginning after December 31, 2002);

          (2) A 5-percent owner of the Company; or

          (3) A 1-percent owner of the Company who has annual Compensation of more than $150,000.

          For purposes of this Section, the constructive ownership provisions of Code Section 318 shall apply. The determination of who is a Key Employee will be made in accordance with Code Section 416(i)(1) and the applicable regulations and other guidance of general applicability issued thereunder.

          For purposes of this Section, annual Compensation means Compensation within the meaning of Code Section 415(c)(3)."

     3.   Section 4.2 - Salary Reduction Agreement is hereby amended by the addition of the following text in parenthetical immediately following the phrase

"and does not exceed fifteen percent (15%)" found in the first full paragraph of

Section 4.2 thereof:

          "Twenty five percent (25%) for Plan Years beginning after December 31, 2001."

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     4.   Section 4.2 - Salary Reduction Agreement is further amended by the addition of the following text after the first full paragraph of Section 4.2 thereof:

          "Notwithstanding the above, neither the restrictions contained in this paragraph nor the restrictions set forth in Section 4.2(h) or Section
          5.1 shall preclude an otherwise eligible Participant from making Catch-Up Contributions.

          Effective for contributions after December 31, 2001, all Employees who are eligible to make 401(k) Contributions under this Plan and who have attained age 50 before the close of the Plan Year shall be eligible to make Catch-Up Contributions in accordance with and subject to the limitations of Code Section 414(v). Such Catch-Up Contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Code Section 402(g) and Code
          Section 415. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Code Section 401(k)(3), Section 401(k)(11), Section 401(k)(12), Section 410(b), or
          Section 416, as applicable, by reason of the making of such Catch-Up Contributions."

     5.   Section 4.4 - Matching Contributions is hereby amended by the addition of the following text in parenthetical immediately following the phrase "defers for a Plan Year":

          "excluding Catch-Up Contributions made after December 31, 2001"

     6.   Section 4.5 - Contributions is hereby amended by adding the following text to the end thereof:

          "The multiple use test described in Treasury Regulation Section 1.401(m)-2 and in the Plan shall not apply for Plan Years beginning after December 31, 2001."

     7.   Section 4.7 - Withdrawals is hereby amended by the addition of the following text in parenthetical immediately following the phrase "for a twelve

(12) month period" found in subparagraph (b) (iii) thereof:

          "(Six (6) months in the case of a Participant who receives a hardship withdrawal after December 31, 2001)"

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     8.   Section 5.1 - Maximum Limitations is hereby amended by adding the following text to the end thereof:

          "Effective for Limitation Years beginning after December 31, 2001, except to the extent permitted under Section 6 of this Second Amendment permitting certain "Catch-Up" contributions and Code Section 414(v), the amount of Annual Additions that may be contributed or allocated to a Participant's accounts under the Plan for any Limitation Year shall not exceed the lesser of:

               (a) $40,000, as adjusted for increases in the cost-of-living under Code Section 415(d) or a successor Code Section, and the regulations thereunder; or

               (b) 100% of such Participant's Code Section 415(c)(3) compensation received during the Limitation Year under consideration (the maximum permissible amount).

          Any adjustment in the $40,000 limit specified above and in the Code by the Secretary of the Treasury to reflect increases in the cost of living shall be incorporated herein. If the Company contribution that would otherwise be contributed or allocated to the Participant's accounts would cause the amount for the Limitation Year to exceed the maximum permissible amount, the amount contributed or allocated will be reduced so that the Annual Additions for the Limitation Year will equal the maximum permissible amount."

     9.   Section 6.3 - Rollovers is hereby amended by adding the following text to the end of - subparagraph (b) thereof:

          "The Employer, operationally and on a nondiscriminatory basis, may limit the source of Rollover Contributions that may be accepted by this Plan."

     10.  Section 7.2 - Vesting of Matching Contribution Account is hereby amended by the addition of the following text to the end of subparagraph (c)

thereof:

          "Notwithstanding the above, with respect to a Participant whose Account derives from Matching Contributions who completes an Hour of Service under the Plan in a Plan Year beginning after December 31, 2001, Matching Contributions for a Participant who terminates employment prior to becoming eligible for retirement as set forth in subsection (a) or for reasons other than death, shall vest for Plan Years beginning after December 31, 2001 in accordance with the following schedule without regard to whether the Plan is Top-Heavy:

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


            Years of Vesting Service           Non-forfeitable Percentage
            ------------------------           --------------------------
                      1                                    0%
                      2                                   20%
                      3                                   50%
                      4                                   75%
                      5                                   100"

     11.  Section 8.9 - Cash-Out is hereby amended by the addition of the following text to the end thereof:

          "The Company does not elect to exclude Rollover Contributions in determining the value of the Participant's nonforfeitable account balance for purposes of the Plan's involuntary cash-out rules."

     12.  Section 8.10 - Direct Rollovers is hereby amended by the addition of the following text to the end thereof:

          "Effective for distributions made after December 31, 2001, an eligible retirement plan shall also mean an annuity contract described in Code
          Section 403(b) and an eligible plan under Code Section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan. The definition of eligible retirement plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relation order, as defined in Code Section 414(p). Effective for distributions made after December 31, 2001, any amount that is distributed on account of hardship shall not be an eligible rollover distribution and the distributee may not elect to have any portion of such a distribution paid directly to an eligible retirement plan."

     13.  Section 8.13 - Severance from Employment. Article VIII, Distribution of Benefits is hereby amended by the addition of new Section 8.13 as follows:

          "Notwithstanding anything herein to the contrary, with respect to distributions and transactions made after December 31, 2001, a Participant's 401(k) Contribution Account, Matching Contribution Account and Rollover Contribution Account, if any, and earnings attributable to these contributions, shall be distributed on account of the Participant's severance from employment. However, such a distribution

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          shall be subject to the other provisions of the Plan regarding distributions, other than provisions that require a separation from service before such amounts may be distributed."

     14.  Section 12.4 - Minimum Contributions is hereby amended by the addition of the following text to the end thereof:

          "Matching Contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of Code Section 416(c)(2) and the Plan. The preceding sentence shall apply with respect to Matching Contributions under the Plan or, if the Plan provides that the minimum contribution requirement shall be met in another plan, such other plan. Matching Contributions that are used to satisfy the minimum contribution requirements shall be treated as Matching Contributions for purposes of the actual contribution percentage test and other requirements of section 401(m)."

     15.  Section 12.7 - Determination of present value. Article XII, Top-Heavy

Provisions is hereby amended by the addition of new Section 12.7 as follows:

          "This Section 12.7 shall apply for purposes of determining the present value of the Accrued Benefit of Participants as of the Determination Date.

          (a) Distributions during year ending on the Determination Date. The present value of the Accrued Benefit of a Participant as of the Determination Date shall be increased by the distributions made with respect to the Participant under the Plan and any Plan aggregated with the Plan under Code Section 416(g)(2) during the 1-year period ending on the Determination Date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Code Section 416(g)(2)(A)(i). In the case of a distribution made for a reason other than separation from service, death, or disability, this provision shall be applied by substituting "5-year period" for "1-year period.

          (b) Participants not performing services during year ending on the Determination Date. The Accrued Benefit of any Participant who has not performed services for the Employer during the 1-year period ending on the Determination Date shall not be taken into account."

     16.  In all other respects, the Plan, as amended, shall continue in full force and effect.

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     IN WITNESS WHEREOF, the Company has caused this Second Amendment to be executed upon the signature of its duly qualified officer this 13th day of

November, 2002.


                                          INFORMATION RESOURCES, INC.
                                          An Illinois corporation



                                          By:_____________________________

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